Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $575,000	Dated as of January 28, 2020

Wealthbridge Acquisition Limited, a British Virgin Islands company (the “Maker”), promises to pay to the order of Scienjoy Inc. or its assigns or successors in interest (the “Payee”) the principal sum of Five Hundred and Seventy Five Thousand U.S. Dollars (US$575,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise agreed by the Maker and the Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The principal balance of this Promissory Note (this “Note”) shall be payable on the date on which the contemplated business combination (the “Business Combination”) closes pursuant to the Share Exchange Agreement dated as of October 28, 2019, by and among the Marker, Scienjoy Inc., and certain other parties (the “Share Exchange Agreement”). In the event that the Business Combination does not occur, this Note shall be deemed to be terminated and no amounts will thereafter be due from Maker to Payee under the terms hereof.

2.	Automatic Conversion. In the event of and upon the closing of the Business Combination, the principal balance of this Note shall be automatically be converted into private units (the “Units”) of the Maker (as described in its initial public offering prospectus dated February 5, 2019 (the “Prospectus”)) in accordance with the following:

(a)	Number of Converted Units. The number of Units to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) US$10.00.

(b)	Fractional Shares. No fractional Units will be issued upon conversion of this Note.

(c)	Effect of Conversion. Upon the closing of the Business Combination, this Note shall be deemed to be cancelled and the Maker shall, at its expense, issue and deliver to Payee, at Payee’s address set forth on the signature page hereto or such other address requested by Payee, a certificate or certificates for the number of Units to which Payee is entitled upon such conversion (bearing such legends as are customary pursuant to applicable state and federal securities laws).

3.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting Maker’s liability hereunder.

6.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Wealthbridge Acquisition Limited

Flat A, 6/F, Block A

Tonnochy Towers

No. 272 Jaffe Road

Wanchai, Hong Kong

Attn: Yongsheng Liu

If to Payee:

3rd Floor, JIA No. 34, Shenggu Nanli

Chaoyang District

Beijing, P.R. China 100029

Attn: Xiaowu He

xiaowu.he@scienjoy.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

7.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

8.	Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

9.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.	Trust Waiver. Payee has read the Prospectus and understands that Maker has established the trust account (the “Trust Account”) described in the Prospectus, initially in an amount of $57.5 million for the benefit of the public stockholders and the underwriters of Maker’s initial public offering pursuant to the certain Investment Management Trust Agreement, dated as of February 5, 2019, between the Maker and Continental Stock Transfer & Trust Company (the “Trust Agreement”) and that, except for certain exceptions described in the Prospectus, Maker may disburse monies from the trust account only for the purposes set forth in the Trust Agreement.

Notwithstanding anything herein to the contrary, Payee hereby agrees that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the trust account and hereby agrees that, he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Maker; provided that (x) nothing herein shall serve to limit or prohibit Payee’s right to pursue a claim against the Maker for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim against the Maker to specifically perform its obligations under this Note) so long as such claim would not affect the Maker’s ability to fulfill its obligation to effectuate the Purchaser Securities Redemption (as defined in the Share Exchange Agreement, and (y) nothing herein shall serve to limit or prohibit any claims that Payee may have in the future against the Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of the Business Combination and any assets that have been purchased or acquired with any such funds).

11.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

12.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

13.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Promissory Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Executive Officer the day and year first above written.

WEALTHBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name:	Yongsheng Liu
Title:	Chief Executive Officer

Accepted and Agreed:

Scienjoy Inc.

By:	/s/ Xiaowu He
Name:	Xiaowu He
Title:	Chief Executive Officer

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